UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2021 (July 30, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2021, Brand Matter, LLC (“Seller”), a wholly-owned subsidiary of Sequential Brands Group, Inc. (“Sequential” or the “Company”) entered into (a) a sale and purchase agreements (the “ET Purchase Agreement”) with Ellen Tracy Holdings, LLC (the “ET Buyer”), pursuant to which Seller agreed to sell to ET Buyer certain assets comprised of the intellectual property, goodwill and other intangible property of Seller with respect to Ellen Tracy for cash consideration of $17 million, and (b) a sale and purchase agreement (the “CJ Purchase Agreement” and, together with the ET Purchase Agreement, the “Purchase Agreements”) with Caribbean Joe Holdings, LLC (the “CJ Buyer” and, together with the ET Buyer, the “Buyers”), pursuant to which Seller agreed to sell to CJ Buyer certain assets comprised of the intellectual property, goodwill and other intangible property of Seller with respect to Caribbean Joe for cash consideration for $3 million (collectively, the “Transactions”). The Transactions closed on July 30, 2021.  As a result of the Transactions, the Company made a principal prepayment of $19.6 million on its Revolver Loan in accordance with the Amended BoA Credit Agreement and the loan documents executed in connection therewith. The Company plans on filing the proforma financial statements for the sale of Ellen Tracy and Caribbean Joe after filing the amendments for the Form 10-Q for the period ended September 30, 2020 and Form 10-K for the year ended December 31, 2020, and the Form 10-Q for the period ended March 31, 2021.

The Purchase Agreements included customary representations, warranties and covenants of Seller and the Buyers. The Purchase Agreements also contained indemnification provisions pursuant to which Seller has agreed to indemnify the Buyers against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants.

The foregoing description of the Purchase Agreements and the transactions contemplated thereby is qualified in its entirety by the full text of the Purchase Agreements, which are filed as exhibits to this Form 8-K.

The Purchase Agreements are included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sequential, Seller or the Buyers or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreements (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Purchase Agreements; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreements (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreements instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sequential, Seller or the Buyers or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreements may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in Sequential’s public disclosures. The Purchase Agreements should not be read alone, but should instead be read in conjunction with the other information regarding Sequential that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

As previously disclosed, there are ongoing defaults under (i) the Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016 (the “Amended BoA Credit Agreement”), by and among Sequential, certain of its subsidiaries, Bank of America, N.A., as administrative agent and collateral agent, and the lenders thereto and (ii) the Third Amended and Restated Credit Agreement, dated as of July 1, 2016 (the “Amended Wilmington Credit Agreement”, and together with the Amended BoA Credit Agreement, collectively the “Credit Agreements”), by and among Sequential, certain of its subsidiaries, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders thereto. The lenders under the Credit Agreements have provided waivers of such defaults through August 10, 2021. We have disclosed certain uncertainties and risks applicable to us in our previous Form 8-K filed on July 2, 2021 and July 8, 2021. The disclosure in this Form 8-K should be read in conjunction with such information. It is uncertain whether the Company will be able to comply with the covenants under the Credit Agreements going forward, and the Company is not currently forecasted to be able to comply, in the next twelve months, with certain of the financial covenants under the Credit Agreements. The Company cannot assure you that its lenders would be willing to negotiate further changes to its financial covenants when necessary and the Company cannot obtain further waivers of the defaults under the Credit Agreements without the consent of the respective lenders thereunder. If the Company is unable to obtain additional waivers of ongoing defaults, or otherwise is unable to comply with its debt arrangements, the obligations under the indebtedness may be accelerated. If an acceleration were to occur, the Company does not have sufficient liquidity to satisfy the loan, and the Company would potentially need to seek protection under the federal bankruptcy code.

As a result of the risk of non-compliance with the covenants and uncertainty of further waiver extensions under the Credit Agreements, management has determined that as of the date of this filing there continues to be a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern.

Our Board of Directors is continuing to evaluate strategic alternatives, including refinancing all or a portion of our debt and/or the divestiture of one or more existing brands or a sale of the Company, which divestiture or sale may occur pursuant to a case under the federal bankruptcy code. However, we cannot assure you that any such divestiture or sale efforts will be successful or that such efforts will yield the overall best price for such assets, particularly if such events occurred through a restructuring or bankruptcy filing. Any sale of assets may represent a triggering event requiring that we evaluate the carrying value of such assets for impairment purposes, which impairments may be material.

Item 8.01 Other Events.

Our operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows, prospects and/or trading price of our common stock. In evaluating our business and an investment in our securities, you should consider the risk factors set forth in our previous Form 8-K filed on July 2, 2021 and Form 10-K filed on April 15, 2021.  Although the risks and uncertainties in those filings are those that we consider significant, material risks and uncertainties that are not presently known to us may also adversely affect our business, financial condition or results of operations.

 Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Sale and Purchase Agreement between Brand Matter, LLC and Ellen Tracy Holdings, LLC dated July 30, 2021

10.2	Sale and Purchase Agreement between Brand Matter, LLC and Caribbean Joe Holdings, LLC dated July 30, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: August 5, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer